UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

NATIONAL HEALTH PARTNERS, INC.

 (Exact Name of Small Business Issuer as Specified in Its Charter)

Indiana State or Other Jurisdiction of Incorporation or Organization)	000-51731 (Commission File Number)	04-3786176 (IRS Employer Identification Number)

120 Gibraltar Road, Suite 107 Horsham, Pennsylvania (Address of Principal Executive Offices)	19044 (Zip Code)

Registrant’s telephone number, including area code:  (215) 682-7114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 3.02           Unregistered Sales of Equity Securities.

On July 14, 2008, National Health Partners (the “Company”) sold units (the “Units”) consisting of 3,000,000 shares of common stock and Class A warrants exercisable into 3,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $750,000.  Each Class A warrant has an exercise price of $0.30 per share, is exercisable during a period commencing on July 14, 2008 and ending December 31, 2009, and expires at the end of the exercise period.  The Company paid finder fees consisting of $56,250 and 225,000 units identical to the Units in connection with this transaction.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by the Company without engaging in any advertising or general solicitation of any kind.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH PARTNERS, INC.

Dated: July 18, 2008	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer